Exhibit 10.9

[***]  TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO SERVICING AGREEMENT

        This Amendment to Servicing Agreement (this ” Amendment”), dated as of May 1, 2002, is by and among MRC Receivables Corporation, a Delaware corporation (the “Borrower”), Midland Credit Management, Inc., a Kansas corporation (the “Servicer”) and CFSC Capital Corp. VIII, a Delaware corporation (the “Lender”).

Background Information

A.     The Borrower, the Lender and the Servicer have entered into a Servicing Agreement dated as of December 20,2000 (as it may have been and may in the future be amended, modified, extended, or supplemented from time to time, the “Servicing Agreement”) pursuant to which the Servicer has agreed to service on behalf of the Borrower and the Lender certain asset pools now or in the future owned by the Borrower.

B.     The Borrower and the Lender wish to amend the Servicing Agreement as set forth below.

        Accordingly, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Amendments. The Servicing Agreement is amended as follows:

(a) The first four sentences of Section 3.1 (b) of the Servicing Agreement are amended to read as follows:

    (b)                With respect to each distribution of Asset Pool Proceeds occurring from the date of this Agreement through May 2, 2002, the Servicing Fee with respect to each Asset Pool shall be equal to the applicable Servicing Fee specified in the Servicing Fee Schedule attached hereto as Exhibit C, as the applicable Servicing Fee changes from time to time pursuant thereto. With respect to each distribution of Asset Pool Proceeds occurring after May 2,2002, the Servicing Fee applicable to each Asset Pool shall be first adjusted on the first Distribution Date occurring after May 2, 2002, and thereafter adjusted quarterly effective for the first Distribution Date occurring after each December 31, March 31, June 30, and September 30 ( each a “ServicingFee Adjustment Date”), commencing with the first Servicing Fee Adjustment Date being effective for the first Distribution Date occurring after May 2, 2002, so that the adjusted Servicing Fee approximates the actual servicing costs of the Servicer in servicing the Assets included in the Asset Pools with consideration given to the types of Assets being serviced, the age of the Assets being serviced, the collection strategy used with respect to such Assets and other relevant considerations. Each such quarterly adjustment in the Servicing Fee shall be mutually agreed upon in writing by the Lender, the Borrower and the Servicer before such adjustment in the Servicing Fee shall become effective. In order to enable the Lender, the Borrower and the Servicer to consider making a quarterly adjustment to the Servicing Fee, the Servicer shall provide to the Lender and the Borrower on June 1, 2002 (with respect to the second Servicing Fee Adjustment Date) and thereafter on each September 1, December 1, March 1 and June 1, a written analysis of the actual servicing costs incurred by the Servicer in servicing the Assets included in the Asset Pools, with such written analysis being in form and detail reasonably acceptable to the Lender and the Borrower.

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

    (b)        The third section of Exhibit C to the Servicing Agreement is amended to read as follows:

“SAFE HARBOR” SERVICING FEE GRID (OTHER THAN BANKRUPT ACCOUNT SALES, NAN ASSET POOL PROCEEDS AND NAN NET NEGATIVE PERMITTED THIRD PARTY COSTS) (fees expressed as a percentage of Asset Pool Proceeds)

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3.     Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective on the Business Day on which the Lender shall have received this Amendment, duly signed by the Lender, the Borrower and the Servicer.

4.     Miscellaneous.

(a)     The Borrower and the Servicer each agrees that it will promptly execute and deliver to the Lender all such documents and instruments and will take such other actions as the Lender may reasonably request from time to time in order to carry out the provisions and purposes hereof.

(b)     Except as amended and extended hereby, the provisions of the Servicing Agreement shall remain in full force and effect. No modification, recission, waiver, release or amendment of any provision of this Amendment shall be made, except by a written agreement signed by Borrower, Servicer and Lender.

(c)     This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(d)     The execution of this Amendment shall not be deemed to be a waiver of any default or Termination Event that may exist under the Servicing Agreement.

(e)     This Amendment shall be governed by the substantive laws (other than conflict laws) of the State of Minnesota.

(f)     Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment or the Servicing Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(g)     The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

[Signature page follows]

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MRC RECEIVABLES CORPORATION (Borrower)

By: /s/ J. Brandon Black
Name: J. Brandon Black
Title: Executive Vice President

MIDLAND CREDIT MANAGEMENT, INC. (Servicer)

By: /s/ J. Brandon Black
Name: J. Brandon Black
Title: Executive Vice President

CFSC CAPITAL CORP. VIII (Lender)

By: /s/ Greggory S. Haugen
Name: Greggory S. Haugen
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT TO SERVICES AGREEMENT]